Exhibit 10.23

Amendment No. 1 to the Amended and Restated Employment Agreement

with Thomas H. Madden

This Amendment No. 1 to the Amended and Restated Employment Agreement dated as of December 15, 2008 (the “Agreement”) by and between Affinia Group Inc. (the “Company”) and Thomas H. Madden (“Executive”) is made this 11th day of August 2010.

The Company and Executive have determined that it is in their best interests to amend the Agreement to clarify and conform the language of the Agreement to reflect the mutually understood arrangement of the parties. In consideration of the mutual covenants contained herein and the continued employment of Executive by the Company, the parties agree as follows:

1. Termination – By the Company Without Cause or Resignation by Executive for Good Reason. The Agreement is hereby amended by deleting the words “reduced by the present value” in the proviso of Section 7(c)(iii)(B) and inserting the words “in lieu” in its place such that the proviso of Section 7(c)(iii)(B) will now read as follows:

“provided that the aggregate amount described in this clause (B) shall be in lieu of any other cash severance or termination benefits payable to Executive under any other plans, programs or arrangements of the Company or its affiliates.”

2. Termination - Expiration of Employment Term. The Agreement is hereby amended by deleting the words “reduced by the present value” in the last clause of each of Section 7(d)(i)(A) and Section 7(d)(i)(B) and inserting the words “in lieu” in its place such that the last clause of each of Section 7(d)(i)(A) and Section 7(d)(i)(B) will now read as follows:

“provided that the aggregate amount described in this clause (y) shall be in lieu of any other cash severance or termination benefits payable to Executive under any other plans, programs or arrangements of the Company or its affiliates.”

Except as expressly amended hereby, the terms of the Agreement shall be and remain unchanged and the Agreement as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be duly executed.

AFFINIA GROUP INC.

/s/ Terry R. McCormack
By: Terry R. McCormack

/s/ Thomas H. Madden
THOMAS H. MADDEN